UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2013 (March 11, 2013)

Travelport Limited

(Exact name of registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Galleria Parkway

Atlanta, GA 30339

(Address of principal executive offices)

(770) 563-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Restructuring Support Agreements

On March 11, 2013, Travelport Limited (the “Company”) and Travelport LLC (“Travelport LLC”), an indirect subsidiary of the Company, entered into a restructuring support agreement (the “Senior Notes Restructuring Support Agreement”) with beneficial holders of approximately 37.9% of Traveport LLC’s outstanding 9 7/8% Senior Dollar Fixed Rate Notes due 2014, Senior Dollar Floating Rate Notes due 2014 and Senior Euro Floating Rate Notes due 2014 (collectively, the “2014 Senior Notes”) and approximately 64.0% of Travelport LLC’s and Travelport Inc.’s outstanding 9% Senior Notes due 2016 (the “2016 Senior Notes” and, together with the 2014 Senior Notes, the “Senior Notes”), which beneficial holders include certain investment funds or accounts affiliated with or managed by Canyon Capital Advisors LLC, Centerbridge Partners, L.P., Davidson Kempner Capital Management LLC, D.E. Shaw & Co., Kohlberg Kravis Roberts & Co. L.P., Oaktree Capital Management, L.P. and OZ Management LP. On March 11, 2013, Travelport Holdings Limited (“Holdings”), our direct parent company, and its direct and indirect parent companies, Travelport Worldwide Limited and Travelport Intermediate Limited, entered into a restructuring support agreement (the “PIK Term Loans Restructuring Support Agreement” and, together with the Senior Notes Restructuring Support Agreement, the “Restructuring Support Agreements”) with lenders holding 59.5% of the Extended Tranche A Loans due December 1, 2016 and lenders holding 59.5% of the Extended Tranche B Loans, which include certain investment funds affiliated with or managed by Angelo, Gordon & Co. and Q Investments, L.P. (collectively, the “Participating PIK Lenders”) outstanding under the Amended and Restated Credit Agreement, dated as of October 3, 2011 of Holdings (the “PIK Credit Agreement”). In addition, the parties to the Restructuring Support Agreements, collectively, beneficially own approximately 14.8% of the aggregate principal amount of Travelport LLC’s outstanding Senior Subordinated Notes due 2016 and approximately 33.6% of the aggregate principal amount of Travelport LLC’s Second Priority Senior Secured Notes due 2016 and have agreed to provide their consents and tender their notes in each of the exchange offers and consent solicitations described below.

The parties to the Restructuring Support Agreements have agreed to the principal terms of a comprehensive capital restructuring plan (the “Restructuring Plan”) and have agreed to vote to accept and support the Restructuring Plan and the transactions contemplated thereby and to refrain from encouraging or supporting alternative restructuring arrangements. In addition, the parties to the Senior Notes Restructuring Support Agreement have agreed, subject to certain conditions, to release any claims relating to the restructuring of Holdings in 2011, to instruct the trustee under the applicable indentures to settle ongoing litigation and take certain actions and to consummate the transactions contemplated by the Restructuring Plan. Under the collective terms of the Restructuring Support Agreements:

•

Senior Notes Exchange Offers and Consent Solicitation: Travelport LLC is seeking to refinance certain of its unsecured indebtedness through offers to exchange (the “Senior Notes Exchange Offers”) its existing Senior Notes for new senior notes and cash. Each consenting noteholder that complies with the procedures, terms and conditions of the Senior Notes Exchange Offers and elects to exchange its Senior

Notes will be entitled to receive: (a) (i) its pro rata share of a combination of new 13.875% Senior Fixed Rate Notes due 2016 and (ii) cash, if such consenting noteholder is tendering 9.875% Senior Dollar Fixed Rate Notes due 2014 or 9% Senior Notes due 2016 or (b) (i) its pro rata share of a combination of new Floating Rate Senior Notes due 2016 (together with the 13.875% Senior Fixed Rate Notes due 2016, the “New Senior Notes”) and (ii) cash, if such consenting noteholder is tendering Senior Dollar Floating Rate Notes due 2014 or Senior Euro Floating Rate Notes due 2014. Noteholders are entitled to receive more New Senior Notes in exchange for their existing Senior Notes if they validly tender their Senior Notes at or prior to the early tender time of 5:00 p.m. on March 22, 2013 (unless extended) than if they tender thereafter. In connection with the Senior Notes Exchange Offers and on the terms set forth therein, Travelport LLC is soliciting consents to, among other things, (i) provide a waiver and release of all claims asserted or that could have been asserted by holders of Senior Notes in connection with the restructuring of Holdings in 2011, including those with respect to certain ongoing litigation with the trustee and to have other actions taken consistent with such waiver and release, (ii) instruct the trustee under the applicable indentures to execute any documents and take any action necessary to effect such release and to dismiss the ongoing litigation, (iii) make certain proposed amendments to the applicable indentures, including eliminating substantially all of the restrictive covenants and certain default provisions and to remove certain rights and claims such holders may currently have in connection with the restructuring of Holdings in 2011, and (iv) consummate the transactions contemplated by the Restructuring Plan (the “Senior Notes Consent Solicitation”);

•

Tranche 1 Second Priority Loans: In connection with the Senior Notes Exchange Offers and the Second Lien Exchange Offer (as defined below), on March 11, 2013, Travelport LLC entered into a second lien secured credit agreement (the “Second Priority Credit Agreement”) with Credit Suisse AG (in its capacity as the initial lender thereunder, the “Initial Lender”), the guarantors named therein and the other parties thereto, pursuant to which the Initial Lender has committed, subject to the satisfaction of certain conditions, to fund up to $630 million in aggregate principal amount of Tranche 1 Second Priority Secured Loans (the “Tranche 1 Loans”). The Tranche 1 Loans will be offered, on a pro rata basis, to all eligible holders of Senior Notes that validly tender Senior Notes in the Senior Notes Exchange Offers and deliver the related consents in the related consent solicitations, or their designees. Certain holders of the Senior Notes have agreed to subscribe for any Tranche 1 Loans that are not subscribed for by other holders of the Senior Notes. Travelport LLC intends to use the proceeds from the offering of Tranche 1 Loans (i) to repay all of its indebtedness under its $175 million secured credit agreement, dated as of May 8, 2012, between the Company, Travelport LLC, Waltonville Limited, TDS Investor (Luxembourg) S.à r.l., Credit Suisse AG, as administrative agent and collateral agent, and the lenders party thereto, (ii) to pay the cash portion of the Senior Notes Exchange Offers, (iii) to pay certain consent fees in connection with the exchange offers and solicitations described in this Current Report on Form 8-K, and (iv) for general corporate purposes, including to pay other fees and expenses related to the transactions contemplated by the Restructuring Plan. The Tranche 2 Loans (as defined below) will also be incurred under the Second Priority Credit Agreement. The terms of the Second Priority Credit Agreement, the Tranche 1 Loans and the Tranche 2 Loans are further described below;

•

Second Lien Notes Exchange Offer: Travelport LLC is offering eligible holders of its Series B Second Priority Senior Secured Notes due 2016 (the “Second Lien Notes”) the opportunity to exchange (the “Second Lien Exchange Offer”) such notes for an equal principal amount (after giving effect to the capitalization of certain interest with respect to such Second Lien Notes) of Tranche 2 Second Priority Secured Loans under the Second Priority Credit Agreement (the “Tranche 2 Loans” and, together with the Tranche 1 Loans, the “Second Priority Loans”) if eligible holders tender such notes and deliver the related consents by the early tender time of 5:00 p.m. on March 22, 2013 (unless extended). Noteholders will receive less Tranche 2 Loans in exchange for their Second Lien Notes if they validly tender their Second Lien Notes after the early tender time, but prior to the expiration time. In connection with the Second Lien Exchange Offer, Travelport LLC is also soliciting consents to (i) certain proposed amendments to the indenture governing the Second Lien Notes, including the removal of substantially all of the restrictive covenants and most events of default from such indenture and (ii) approve the consummation of the transactions contemplated by the Restructuring Plan. The terms of the Second Priority Credit Agreement and Tranche 2 Loans are further described below;

•

Holdings Restructuring: Holdings is offering to acquire and cancel (A) all of its outstanding Extended Tranche A Loans in exchange for (i) approximately 43.3% of the outstanding equity of Worldwide on a pro forma and fully-diluted basis after giving effect to the Restructuring Plan and (ii) up to $25 million aggregate principal amount of Travelport LLC’s Series A Second Lien Notes, which automatically will be exchanged at closing for $25 million aggregate principal amount of a separate series of Travelport LLC’s newly issued 11 7/8% senior subordinated notes due 2016 (the “New Senior Subordinated Notes”) and (B) all of its outstanding Extended Tranche B Loans in exchange for approximately 34.6% of the outstanding equity of Worldwide on a pro forma and fully-diluted basis after giving effect to the Restructuring Plan; and

•

Senior Subordinated Notes Consent Solicitation: In connection with the Senior Subordinated Notes Consent Solicitation (as defined below), and on the terms set forth therein, Travelport LLC is offering holders of its outstanding 11 7/8% Senior Dollar Subordinated Notes due 2016 and 10 7/8% Senior Euro Subordinated Notes due 2016 together, the “Senior Subordinated Notes”) a consent fee to (i) provide a waiver and release of all claims asserted or that could have been asserted by holders of Senior Subordinated Notes in connection with the restructuring of Holdings in 2011, including those with respect to certain ongoing litigation with the trustee and to have other actions taken consistent with such waiver and release, (ii) instruct the trustee under the indenture to execute any documents and take any action necessary to effect such release, and (iii) make certain proposed amendments to the indenture, including, among other things, amending certain restrictive covenants to conform to the indenture that will govern the New Senior Notes, and to approve the transactions contemplated by the Restructuring Plan and to remove certain rights and claims such holders may currently have in connection with the restructuring of Holdings in 2011 (collectively, the “Senior Subordinated Notes Consent Solicitation”).

The Senior Notes Restructuring Support Agreement may be terminated upon the occurrence of the following conditions, among others: (i) the transactions within the Restructuring Plan (other than (1) the assignment by the Initial Lender of loans made under the Second Priority Credit Agreement to parties other than the consenting noteholders; (2) the refinancing of Holdings’ Extended Tranche A Loans and Extended Tranche B Loans and (3) the equitization of Holdings’ Extended Tranche A Loans and Extended Tranche B Loans) have not been completed by May 7, 2013, (ii) the occurrence of certain material breaches of the Senior Notes Restructuring Support Agreement, or (iii) the notification by Travelport LLC of its intent, in the exercise of its fiduciary duties, to take any action that is otherwise prohibited under the Senior Notes Restructuring Support Agreement or to refrain from taking any action that is required under such agreement.

The PIK Term Loans Restructuring Support Agreement may be terminated upon the occurrence of the following conditions, among others: (i) in the event the Restructuring Plan has not been completed by May 10, 2013, provided, however, if the transactions contemplated by the PIK Restructuring Documents (as defined in the PIK Term Loans Restructuring Support Agreement) have not been consummated by May 10, 2013, but the other restructuring transactions contemplated by the Restructuring Plan have closed by May 10, 2013, then by July 26, 2013, (ii) the Senior Notes Restructuring Support Agreement is no longer in full force and effect with respect to holders of at least 33%, collectively, of the Senior Notes, (iii) the occurrence of certain material breaches of the PIK Term Loans Restructuring Support Agreement or (iv) the notification by Holdings or Travelport Worldwide Limited of their intent, in the exercise of their fiduciary duties, to take any action that is otherwise prohibited under the PIK Term Loans Restructuring Support Agreement or to refrain from taking any action that is required under such agreement.

Second Priority Credit Agreement

Under the Second Priority Credit Agreement, the Tranche 1 Loans will mature on January 31, 2016 and will bear cash interest at a rate equal to LIBOR plus 8% per annum, subject to a fixed minimum LIBOR rate of 1.5%. The Tranche 1 Loans will be subject to a prepayment premium of 2% for any optional or mandatory prepayments made prior to the maturity date. Additionally, any optional or mandatory prepayments, other than excess cash flow mandatory prepayments, of Tranche 1 Loans made prior to August 23, 2014 will be subject to an interest make whole payment. The Tranche 1 Loans paid at the maturity date will be subject to a 2% repayment premium. Interest on the Tranche 1 Loans will generally be payable semi-annually in arrears on the first business day of each April and October, commencing on October 1, 2013; provided that with respect to any Tranche 1 Loans maintained as Eurocurrency rate loans, interest shall be payable in arrears on the last day of the applicable interest period (or every six months if the interest period is longer than six months).

The Tranche 2 Loans will mature on December 1, 2016. Any optional or mandatory prepayments (other than excess cash flow mandatory prepayments) of Tranche 2 Loans made prior to August 23, 2014 will be subject to an interest make whole payment. The Tranche 2 Loans will bear cash interest of 4% per annum and payment-in-kind interest of 4.375% per annum, payable on the first business day of April and October of each year.

The collateral securing the Second Priority Loans and other obligations under the Second Priority Credit Agreement will be the same as the collateral securing the obligations under the Fifth Amended and Restated Credit Agreement, dated December 11, 2012, among Travelport LLC, UBS AG, Stamford Branch and the guarantors named therein (the “First Priority Credit Agreement”), except with respect to priority and certain matters relating to perfection and control. The Second Priority Loans will be jointly and severally guaranteed on a senior secured basis by the same guarantors providing guarantees of the obligations under the First Priority Credit Agreement. The Second Priority Credit Agreement and related loan documents, the exercise of the rights and remedies of the secured parties thereunder and the liens and security interests securing the obligations thereunder will be subject to certain intercreditor arrangements.

IMPORTANT INFORMATION ABOUT THE RESTRUCTURING

The new securities to be issued pursuant to the Restructuring Plan have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The offers and sales of securities pursuant to the Restructuring Plan are being made only (i) in the United States, to holders who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (ii) outside the United States, to certain non-U.S. persons in offshore transactions in reliance on regulations under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept any restructuring plan. Any solicitation or offer will only be made pursuant to confidential documentation and only to such persons and in such jurisdictions as is permitted under applicable law.

Item 2.02 Results of Operations and Financial Condition.

On March 12, 2013, we reported our fourth quarter and full year 2012 results. Our fourth quarter and full year 2012 results are discussed in detail in the press release attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by us under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 7.01 Regulation FD Disclosure

On March 12, 2013, the Company issued a press release regarding the Restructuring Support Agreements and the Restructuring Plan. The press release is attached as Exhibit 99.2 to this report. A table setting forth the sources and uses of the various forms of consideration in the Restructuring Plan is attached as Exhibit 99.3 to this report.

The information in this item, including Exhibits 99.2 and 99.3, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by us or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Form of Restructuring Support Agreement, dated March 11, 2013, by and among Travelport LLC, Travelport Limited and the Consenting Noteholders (as defined therein).

10.2	Form of Restructuring Support Agreement, dated March 11, 2013, by and among Travelport Worldwide Limited, Travelport Holdings Limited, Travelport Intermediate Limited and the Consenting Lenders (as defined therein).

99.1	Press Release dated March 12, 2013.

99.2	Press Release dated March 12, 2013.

99.3	Restructuring Plan Sources and Uses.

Forward-Looking Statements

This current report contains forward-looking statements and information that are necessarily subject to risks, uncertainties, and assumptions. Consummation of the Restructuring Plan is subject to numerous conditions, some of which are beyond control of the Company, including the tender of the requisite principal amount of notes in the exchange offers, the receipt of requisite consents in the consent solicitations and that no event shall have occurred or be likely to occur and no event affecting our business or financial affairs shall have occurred or be likely to occur that would or might reasonably be expected to prohibit, prevent, restrict or delay consummation of the exchange offers and consent solicitations, among others. Therefore, no assurance can be given that the Restructuring Plan will be consummated on the terms described herein or at all. The Company assumes no obligation to update the information contained in this current report due to changes from time to time in the terms of the Restructuring Plan or for any other reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Rochelle J. Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: March 12, 2013

TRAVELPORT LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated March 11, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restructuring Support Agreement, dated March 11, 2013, by and among Travelport LLC, Travelport Limited and the Consenting Noteholders (as defined therein).

10.2	Form of Restructuring Support Agreement, dated March 11, 2013, by and among Travelport Worldwide Limited, Travelport Holdings Limited, Travelport Intermediate Limited and the Consenting Lenders (as defined therein).

99.1	Press Release dated March 12, 2013.

99.2	Press Release dated March 12, 2013.

99.3	Restructuring Plan Sources and Uses.